UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 30, 2010

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 30, 2010, Altair Nanotechnologies (the “Company”), Inc. held a Special Meeting of the Shareholders (the “Meeting”) at which its shareholders  voted upon a special resolution authorizing the Company to make an application under Section 188 of the Canada Business Corporations Act to change its jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Nevada by way of a domestication under Section 92A.270 of the Nevada Revised Statutes and approval of the articles of incorporation authorized in the special resolution to be effective as of the date of the Company’s domestication.

A quorum of one-third of the outstanding common shares was present at the Meeting, and the proposal related to the domestication was approved.  The number of votes cast for or against and the number of votes withheld or abstained are set forth below.

	Votes For	Votes Against	Votes Withheld/ Abstained

Domestication Proposal	42,844,026	981,428	155,365

The proxy statement for the meeting included a second item, which was to adjourn the special meeting, if necessary, to solicit additional proxies, if there were not sufficient votes at the time of the special meeting to approve the domestication proposal.  Because there were enough votes to approve the domestication proposals, the adjournment proposal was not voted upon at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: August 3, 2010	By /s/ John Fallini
John Fallini, Chief Financial Officer